Exhibit 10.38
Consent and Second Amendment
to
Loan and Security Agreement
     THIS CONSENT AND SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of October 4, 2007, by and between SILICON VALLEY BANK (“Bank”), on the one side, and EV3 ENDOVASCULAR, INC., a Delaware corporation, EV3 INTERNATIONAL, INC., a Delaware corporation, and MICRO THERAPEUTICS, INC., a Delaware corporation (collectively and jointly and severally referred to as “Borrowers”), whose address is c/o ev3 Inc., 9600 54th Avenue North, Plymouth, MN 55442, on the other side.
Recitals
     A. Bank and Borrowers have entered into that certain Loan and Security Agreement dated as of an Effective Date of June 28, 2006 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”). The Obligations of the Borrowers have been guarantied by, among others, the following companies, in favor of Bank: ev3 Inc., a Delaware corporation; Micro Therapeutics International, Inc., a Delaware corporation; ev3 Technologies, Inc., a Delaware corporation; EndiCOR Medical, Incorporated, a Delaware corporation; ev3 Peripheral, Inc., a Minnesota corporation; ev3 Sunnyvale, Inc., a California corporation; and ev3 Santa Rosa, Inc., a California corporation.
     B. Bank has extended credit to Borrowers for the purposes permitted in the Loan Agreement.
     C. Borrowers have requested that Bank (i) consent to the FoxHollow Merger (as defined below), (ii) temporarily suspend the Tangible Net Worth covenant under the Loan Agreement, and (iii) make certain other revisions to the Loan Agreement, all as more fully set forth herein.
     D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

     2. Consent to Merger. Borrowers have advised Bank that on July 21, 2007 Parent entered into an Agreement and Plan of Merger with FoxHollow Technologies, Inc., a Delaware corporation (“FoxHollow”), and Foreigner Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), whereby Merger Sub will merge into FoxHollow, with FoxHollow continuing as the surviving corporation and a direct wholly owned subsidiary of Parent (the “FoxHollow Merger”). Borrowers have requested that, in accordance with Section 7.3 of the Loan Agreement, Bank consent to the FoxHollow Merger, and, in reliance on the representations, warranties and covenants contained herein, Bank hereby consents to such merger, provided that it is consummated on or before October 31, 2007 (the “Merger Due Date”). This consent does not constitute a waiver of any of the other terms or provisions of the Loan Agreement, or any other Loan Documents, or any other agreement, document or instrument providing rights in favor of Bank, nor does it constitute a consent to any other transaction or event, whether or not similar to the foregoing, and whether or not related to any of the transactions or events referred to herein.
     3. New Co-Borrower. Borrowers agree to cause the following to occur within thirty days of the consummation of the FoxHollow Merger:
          a. FoxHollow shall become an additional “Borrower” under the Loan Agreement by executing an assumption and amendment agreement, in form and substance acceptable to Bank, pursuant to which FoxHollow assumes and agrees to perform all Obligations under the Loan Documents, and grants Bank a security interest in all of FoxHollow’s Collateral.
          b. FoxHollow, Borrowers and Guarantors shall execute such documents, and take such actions, as Bank shall reasonably request, in order that the agreements and other documentation that effectuates FoxHollow becoming an additional “Borrower” shall be the same as that for the other Borrowers.
          c. FoxHollow’s organizational documents shall not prohibit or limit FoxHollow becoming a Borrower, entering into the Loan Agreement or the other Loan Documents, or performing the Obligations. Without limiting the generality of the foregoing, FoxHollow’s articles of incorporation or certificate of incorporation, as applicable, shall not contain a provision that allows FoxHollow to restructure its indebtedness pursuant to state court proceedings.
          d. Bank shall have a first-priority, perfected, security interest in all of the Collateral of FoxHollow, and such Collateral shall be subject to no security interests or Liens other than Permitted Liens.
     4. Amendments to Loan Agreement.
          4.1 Section 6.7(b) (Tangible Net Worth Covenant). Section 6.7(b) of the Loan Agreement requires Borrowers to cause Parent to maintain, on a consolidated basis with respect to Parent and its Subsidiaries, a Tangible Net Worth of at least the amounts set forth in said Section 6.7(b). Borrowers and Bank agree that, provided that the FoxHollow Merger is consummated on or before the Merger Due Date, (a) Borrowers shall have no obligation to cause Parent to maintain a minimum Tangible Net Worth for the months of October, November and December of 2007, and (b) on or before December 31, 2007, Borrowers and Bank shall use reasonable commercial efforts to negotiate and agree to a modification to the $115,000,000 Tangible Net Worth requirement contained in Section 6.7(b)(v), to be effective January 1, 2008, provided that if an amendment setting forth such modification is not fully executed and delivered by Borrowers and Bank on or before December 31, 2007, then Section 6.7(b)(v) shall continue in effect as it currently reads without such modification.
          4.2 Section 7.3 (Mergers or Acquisitions). Notwithstanding and without limitation upon Section 7.3 of the Loan Agreement, FoxHollow shall not merge into any Borrower or Secured Guarantor unless either (i) the Bank has consented in writing, or (ii) at the time of such merger FoxHollow’s assets are not subject to any security interest or other Lien, other than a security interest or Lien in favor of Bank, and FoxHollow is not a defendant in, and has not been threatened in writing with, any litigation involving a claim against FoxHollow in an amount of $500,000 or greater.
     5. Limitation of Amendments.
          5.1 The consents and amendments set forth herein are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any other transaction or to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
          5.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed, shall remain in full force and effect, and are incorporated herein by reference.
     6. Representations and Warranties. To induce Bank to enter into this Amendment, each Borrower hereby represents and warrants to Bank as follows:
          6.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
          6.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

          6.3 The organizational documents of Borrower previously delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
          6.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
          6.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
          6.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except (i) such filings as shall be required by law to perfect a security interest in the Collateral of FoxHollow as contemplated by Section 3(d) of this Amendment, or (ii) as already has been obtained or made; and
          6.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
     7. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
     8. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery of this Amendment by each party hereto, and (b) Bank’s receipt of the Acknowledgment of Amendment and Reaffirmation of Guaranty substantially in the form attached hereto as Schedule 1, duly executed and delivered by each Guarantor named thereon.

     In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

Borrowers:

EV3 ENDOVASCULAR, INC.		EV3 INTERNATIONAL, INC.

By	/s/ Patrick D. Spangler	By	/s/ Patrick D. Spangler

Name:	Patrick D. Spangler	Name:	Patrick D. Spangler
Title:	Vice President and	Title:	Treasurer
Chief Financial Officer

MICRO THERAPEUTICS, INC.

By	/s/ Patrick D. Spangler

Name:	Patrick D. Spangler
Title:	Chief Financial Officer and Treasurer

Bank:

SILICON VALLEY BANK

By	/s/ Jay McNeil

Name:	Jay McNeil
Title:	Senior Relationship Manager

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